ICOP Digital Reports Q1 2010 Results

Investor Teleconference and Webcast to Begin at 4:15 PM ET Today

LENEXA, KS -- (Marketwire - May 13, 2010) - ICOP Digital, Inc. (NASDAQ: ICOP), an industry-leading company engaged in advancing digital surveillance technology solutions, announced today its financial and operational results for the three months ended March 31, 2010. The Company will host a conference call later today to discuss the results, and plans to file its 10-Q later today. This call can be accessed through the Company's website, www.ICOP.com. The live audio presentation can be accessed by dialing toll free at 1-877-315-9024.

Key Operational Highlights

  ICOP was issued patent number US 7,680,947 B2 by the U.S. Patent and Trademark office for a technology used to live stream mobile video and audio to first responders. The Company developed ICOP LIVE™ using this technology.

  Of the RFPs responded to and awarded in the first quarter, ICOP experienced a 45% win ratio.

  Based on the number of units sold in the first quarter, the reorder rate from existing customers was 79%, and 21% of the units were delivered to new customers.

  ICOP was awarded state contracts in Texas and Minnesota in the first quarter of 2010. The contracts were established to facilitate the purchase of in-car video equipment by agencies in those states for a pre-determined price and terms.

  In February, the Company raised $1.34 Million, before placement agent's fees and other offering expenses, in a registered direct offering with two institutional investors.

  ICOP announced in the first quarter that it has resolved all currently pending litigation with L-3 Communications Mobile-Vision, Inc. ("L-3"). ICOP maintains, and continues to maintain, that it does not infringe United States Patent No. 7,119,832. All litigation between the parties has been dismissed with prejudice, and the ICOP 20/20, 20/20-W, 20/20 VISION, the wireless microphone and base remain available for purchase from ICOP. The terms of the resolution are confidential.

  The Company entered into a Memorandum of Understanding (MOU) with Developed Dimension Information Technology (DDIT), ICOP's partner in the Kingdom of Saudi Arabia, to establish a joint venture company, to expand the delivery of Homeland Security solutions in Saudi Arabia and other Gulf Cooperation Council (GCC) countries.

  On March 24, 2010, the Company received a determination from the NASDAQ Listing Qualifications Panel (the "Panel") indicating that the Panel had granted the Company's request to remain listed on The NASDAQ Capital Market, subject to the condition that, on or before July 12, 2010, the Company evidence a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days.

Financial highlights for the three months ended March 31, 2010 compared to three months ended March 31, 2009:

  Revenues declined 15% to $1.9 million from $2.2 million for the same three month period in the prior year.

  Gross margin decreased to 41% from 48% due to lower margins in 2010 for certain markets.

  Total Operating expenses increased 21% to $2.5 million from $2 million. The increase is mainly due to stock based compensation, professional services and travel costs offset by the decline in research and development projects and depreciation. The increase in professional services is due primarily to legal costs regarding the L-3 litigation, which is now settled, and the NASDAQ hearing expenses associated with maintaining our NASDAQ listing, both of which are onetime events. The increase in travel costs is attributed to trade events, activities relating to a newly formed client services team and greater focus on direct sales.

  Net loss was $1.8 million, or $0.07 per basic and diluted share, compared to $900 thousand, or $0.13 per basic and diluted share.

About ICOP Digital, Inc.

ICOP Digital, Inc. (NASDAQ: ICOP) is a leading provider of mobile video solutions (i.e. in-car video) for Law Enforcement, Military, and Homeland Security markets, worldwide. ICOP solutions help the public and private sectors mitigate risks, reduce losses, and improve security through the live streaming, capture and secure management of high quality video and audio. www.ICOP.com

                            ICOP Digital, Inc.
                   Condensed Balance Sheets - Unaudited

                                                   March 31,   December 31,
                                                      2010         2009
                                                  -----------  -----------
                     Assets
Current assets:
 Cash and cash equivalents                        $ 1,448,067  $ 1,171,943
 Accounts receivable, net of allowances of
  $100,457 at March 31, 2010 and December 31, 2009  1,272,137    2,009,591
 Inventory, at lower of cost or market              1,751,586    2,094,168
 Prepaid Expenses                                     148,188       98,351
 Other Assets                                       1,799,639    1,759,004
                                                  -----------  -----------
   Total current assets                             6,419,617    7,133,057

Property and equipment, net of accumulated
 depreciation $1,499,308 and $1,411,988 at March
 31, 2010 and December 31, 2009, respectively       1,376,445    1,463,765

Other assets:
 Deferred patent costs                                100,753       95,906
 Investment, at cost                                   25,000       25,000
 Security deposit                                      20,758       18,258
                                                  -----------  -----------
Total other assets                                    146,511      139,164

                                                  -----------  -----------
Total assets                                      $ 7,942,573  $ 8,735,986
                                                  ===========  ===========

       Liabilities and Shareholders' Equity
Current liabilities:
 Accounts payable                                 $   239,331  $   370,998
 Accrued liabilities                                  492,814      476,761
 Notes payable                                        479,985      629,985
 Due to factor                                        542,223      686,965
 Unearned revenue - current portion                   262,949      233,175
                                                  -----------  -----------
  Total current liabilities                         2,017,302    2,397,884

Other liabilities:
 Unearned revenue - long term portion                 338,266      420,009

Shareholders' equity:
 Preferred stock, no par value; 5,000,000 shares
  authorized, no shares issued and outstanding at
  March 31, 2010 and December 31, 2009                      -            -
 Common stock, no par value; 50,000,000 shares
  authorized, 27,196,855 and  23,602,944 issued
  and outstanding at March 31, 2010 and December
  31, 2009, respectively                           37,896,201   36,469,313
 Accumulated other comprehensive income                 3,465        3,465
 Retained deficit                                 (32,312,661) (30,554,685)
                                                  -----------  -----------
  Total shareholders' equity                        5,587,005    5,918,093

                                                  -----------  -----------
Total liabilities and shareholders' equity        $ 7,942,573  $ 8,735,986
                                                  ===========  ===========

                            ICOP Digital, Inc.
              Condensed Statement of Operations - Unaudited

                                                     Three Months Ended
                                                          March 31,
                                                  ------------------------
                                                      2010         2009
                                                  -----------  -----------
Sales, net of returns and allowances              $ 1,909,432  $ 2,248,533
Cost of sales                                       1,124,759    1,162,370
                                                  -----------  -----------
      Gross profit                                    784,673    1,086,163
Operating expenses:
   Selling, general and administrative              2,304,773    1,824,404
   Research and development                           173,576      216,979
                                                  -----------  -----------
      Total operating expenses                      2,478,349    2,041,383
                                                  -----------  -----------
Operating loss                                     (1,693,676)    (955,220)
Other income (expense):
 Gain on derecognition of liabilities                       -       52,765
 Loss on disposal of property and equipment                 -       (4,170)
 Interest income                                           19            -
 Interest expense                                     (66,974)     (37,035)
 Other income                                           2,655          654
                                                  -----------  -----------
  Loss before income taxes                         (1,757,976)    (943,006)
Income tax provision                                        -            -
                                                  -----------  -----------
  Net Loss                                        $(1,757,976) $  (943,006)
                                                  ===========  ===========
Basic and diluted net loss per share              $     (0.07) $     (0.13)
                                                  ===========  ===========
Basic and diluted weighted average common shares
 outstanding                                       25,818,179    7,299,175

Forward-Looking Statements

This document contains forward-looking statements. You should not rely too heavily on forward-looking statements because they are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. This, plus other uncertainties and factors described in our most-recent annual report and our most-recent prospectus filed with the Securities and Exchange Commission, could materially affect the Company and our operations. These documents are available electronically without charge at www.sec.gov.

For more information, contact:
Melissa K. Owen
Dir. of Communications
16801 West 116th Street
Lenexa, KS 66219 USA
Phone: (913) 338-5550
Fax: (913) 312-0264
mowen@ICOP.com
www.ICOP.com

For Investor Relations:
DC Consulting, LLC
Daniel Conway
Chief Executive Officer
Phone: (407) 792-3332
investorinfo@ICOP.com
daniel@dcconsultingllc.com